Exhibit 10.37
MAXCOM TELECOMUNICACIONES, S.A. DE C.V.
AMENDED AND RESTATED NEW EXECUTIVE STOCK OPTION PLAN
RULES OF OPERATION
Maxcom Telecomunicaciones, S.A. de C.V. is a limited liability company (sociedad anónima de capital variable) with indefinite life, organized under the laws of Mexico on February 28, 1996. We were originally organized under the name “Amaritel, S.A. de C.V.” We changed our legal name to “Maxcom Telecomunicaciones, S.A. de C.V.” on February 9, 1999.
In July 2006, pursuant to the capital increase and acquisition of Grupo Telereunión, Maxcom decided to amend its different stock option plans to give better benefits to the holders of the options in such plans.
Consequently, this Plan reflects the modifications made by Maxcom regarding the requisite service period, as the strike price and vesting period.
OBJECTIVES OF THE PLAN
•	To attract highly skilled and motivated Officers;

•	To retain truly capable and skilled people;

•	Provide additional incentive to Officers;

•	To align the interests of the Officers with those of the stockholders;
DEFINITIONS
As used herein, the following definitions shall apply:
“Administrator” means the Board of Directors of Maxcom as shall be administering the Plan.
“Applicable Laws” means the requirements relating to the administration of stock option plans under Mexican Laws, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.
“Beneficiary” means the holder of an outstanding Option granted under the Plan, including the Chairman of the Board.
“Board” means the Board of Directors of the Company.
“Common Stock” or “Shares”, means the Common Stock of the Company or any stock that is part of this Plan or at any time in the future may be part of the Plan, including the Series N shares, or any share of common stock that may replace the Series N shares.
“Company” or “Maxcom” means Maxcom Telecomunicaciones, S.A. de C.V.
“Officer” means any person, including officers, employees of the Company or any subsidiary of the Company.
“Option” means a stock option granted pursuant to the Plan.
“Plan” means this New Executive Stock Option Plan as amended and restated from time to time.
STOCK SUBJECT TO THE PLAN
•	The maximum aggregate number of Shares which may be optioned and sold under the Plan as authorize by the Board are:
•	28,368,087 Shares for the Stock Option Plan for the Beneficiaries, and

•	5,716,581 Shares for the Chairman of the Board.
ADMINISTRATION OF THE PLAN
•	The Plan shall be administered by the Board.

•	The Board has the ability to interpret and apply this Plan.

•	The Board is responsible for appointing, upon recommendation of the Chief Executive Officer (“CEO”), the Beneficiaries of this Plan.

The Administrator shall have the authority, in its sole discretion:
(i)	to determine the strike or exercise price of the Options;

(ii)	to select the Officers to whom Options may be granted hereunder;

(iii)	to determine whether and to what extent Options are granted hereunder;

(iv)	to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

(v)	to reduce the exercise price of any Option to their current fair market value if the fair market value of the Common Stock covered by such Option declined since the date the Option was granted;

(vi)	to construe and interpret the terms of this Plan and awards granted pursuant to this Plan;

(vii)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(viii)	to determine the terms and restrictions applicable to Options;

(ix)	to make all other determinations deemed necessary or advisable for administering the Plan.
ELIGIBILITY.
•	Options may be granted to Officers of the Company, including the Chairman of the Board, through a letter sent by the Board or the by the CEO to the Beneficiary appointing him and specifying among other things, the number of shares, strike or exercise price and the payment terms and conditions.
TERMS AND CONDITIONS
•	This Plan shall have retroactive effects as of July 1st, 2006.

•	The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be US$0.31 dollars, currency of the United States of America, unless modified by the Board.

•	The grant date of the Options will be July, 1st of each year until the stock reserved under this Plan is exhausted.

•	The vesting period of the Options will be 3 (three) years starting on the grant date.

•	The Beneficiaries will have the right to exercise 25% upon the granting date. The remaining 75% of the options become exercisable pro rata over the succeeding three-year period.

•	At the time an Option is granted, the Beneficiary shall exercise the Option no later than 5 years upon of the date of granting. If within such period the Beneficiary does not exercise the Option, the Options will be forfeited and will no longer have effect.

•	An Option shall be deemed exercised when the Secretary of the Company receives: (i) written or electronic notice of exercise from the Beneficiary (in accordance with from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator. Shares issued upon exercise of an Option shall be issued in the name of the Beneficiary or, if requested by the Beneficiary, in the name of the Beneficiary or any family member or affiliate.

•	The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.

•	If a Beneficiary ceases to be an Officer, other than upon the Beneficiary’s death or disability, the Beneficiary may only exercise his or her Option in the next 30 (thirty) days following such termination.

•	If, after termination, the Beneficiary does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

•	If a Beneficiary dies, the Option may be exercised within such period of time as is specified in the notice of grant (but in no event later than the expiration of the term of such Option as set forth in the notice of grant), by the Beneficiary’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. If, at the time of death, the Beneficiary is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Beneficiary’s estate or, if none, by the person(s) entitled to exercise the Option under the Beneficiary’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
•	An Option may be assigned or transferred by the Beneficiary to his or her family members and affiliates upon written request to the Secretary of the Board. The assignee shall be bound to follow the rules of this Plan, the Bylaws and other governing documents.
PROHIBITION TO GRANT LOANS TO THE BENEFICIARIES
•	It is expressly established that neither Maxcom nor any other affiliate or subsidiary company thereof may make money loans to the Beneficiaries, either directly or indirectly, so that they subscribe the shares.
JURISDICTION
•	This Plan is governed by the laws and rules of Mexico and the Bylaws of the Company.

•	For anything regarding this Plan, including its interpretation, performance and execution, the Parties hereto expressly agree to submit themselves to the jurisdiction of the Courts in Mexico City, Federal District, and thus, they expressly waive any other venue that may correspond to them by reason of their current or future address, or due to any other cause.
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